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                                                                       EXHIBIT M



                              AMENDED AND RESTATED
                  JOINT FILING AGREEMENT AND POWER OF ATTORNEY


                  The undersigned hereby acknowledge and agree that the foregoing Amendment No. 6 to the statement on Schedule 13D, executed in accordance with and pursuant to the power of attorney set forth below or otherwise, is filed on behalf of each of us executing such documents, by power of attorney or otherwise, and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned by a single joint filing pursuant to Paragraph (f) of Rule 13d-1 of the Securities Exchange Act of 1934 (the "Exchange Act").

                  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate.

                  Each person whose signature appears below hereby constitutes and appoints PHILIP N. SMITH his true and lawful attorney-in-fact and agent, for him and in name, place and stead, in any and all capacities, to sign any and all filings on Schedule 13D under the Exchange Act, and any amendment thereto, relating to the securities of FOAMEX INTERNATIONAL INC., and to file the same with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof in connection with such filings.

                  This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.


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                  IN WITNESS  WHEREOF,  the  undersigned  have caused this Joint
Filing Agreement and Power of Attorney to be duly executed and delivered as of the 16th day of March, 1998

                                              TRACE INTERNATIONAL HOLDINGS, INC.


                                              By:/s/ Marshall S. Cogan
                                              Name:  Marshall S. Cogan
                                              Title: Chairman and Chief
                                                     Executive Officer

                                              TRACE FOAM SUB, INC.


                                              By:/s/ Marshall S. Cogan
                                              Name:  Marshall S. Cogan
                                              Title: Chairman of the Board and
                                                     President


                                              By:/s/ Marshall S. Cogan
                                                 ----------------------
                                                  Marshall S. Cogan



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